December 20, 2010

First Trust Series Fund
120 E. Liberty Street
Wheaton, Illinois 60532

Chapman and Cutler LLP
111 West Monroe Street
Chicago, IL 60187

Re:              First Trust Series Fund
                 -----------------------

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to First Trust Series Fund (the "Trust") on behalf of its series First Trust Preferred Securities and Income Fund and First Trust/Confluence Small Cap Value Fund (collectively the "Funds") in connection with the Trust's Pre-Effective Amendment to its Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about December 20, 2010 (as so amended, the "Registration Statement") with respect to each Fund's Class A, Class C, Class I, Class F and Class R3 shares of beneficial interest, par value $.01 per share (collectively, the "Shares"). You have requested that we deliver this opinion to you in connection with the Trust's filing of such Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

(b) a copy, stamped as filed with the Secretary of the Commonwealth of Massachusetts on July 14, 2010, of the Trust's Declaration of Trust dated as of July 9, 2010(the "Declaration");

(c) a copy of the Trust's Amended and Restated Establishment and Designation of Series effective as of July 19, 2010, as filed with the Secretary of the Commonwealth of Massachusetts on July 29, 2010 and a copy of Appendix B to the Trust's Declaration designating each Fund's classes of shares (collectively, the "Designations");

(d) a certificate dated December 20, 2010 and executed by an appropriate officer of the Trust, certifying as to, and attaching copies of, the Trust's

First Trust Series Fund
Chapman and Cutler LLP
December 20, 2010
Page 2 of 3



Declaration, Designations, By-Laws, and certain resolutions adopted by the Trustees of the Trust at meetings held on July 21, 2010 and September 20, 2010 (the "Resolutions"); and

(e) a draft of the Registration Statement received on December 20, 2010.

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We note that the Resolutions referred to in paragraph (d) above are in draft form, and we have assumed that the Resolutions, when incorporated into the minutes of the meeting as approved by the Trustees, will be in substantially the form reviewed by us. We have also assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of filing referred to in paragraph (e) above. We have further assumed that the Trust's Declaration, Designations, By-Laws and the Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the Shares and will be in full force and effect on the date of the issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

As to any opinion below relating to the due formation or existence of the Trust under the laws of the Commonwealth of Massachusetts, our opinion relies entirely upon and is limited by the certificate of public officials referred to in (a) above.

This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law, which any tribunal may apply to such transaction. In addition, to the extent that the Trust's Declaration, Designations or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by

First Trust Series Fund
Chapman and Cutler LLP
December 20, 2010
Page 3 of 3


the Trust with such Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, please be advised that it is our opinion that:

1. The Trust has been duly formed and is existing under the Trust's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

2. The Shares, when issued and sold in accordance with the Trust's Declaration, Designations and By-Laws and for the consideration described in the Registration Statement, will be validly issued, fully paid and nonassessable, except that, as set forth in the Registration Statement, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to your reliance on this opinion in connection with your opinion to the Trust with respect to the Shares and to the filing of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     /s/ Bingham McCutchen LLP

                                     BINGHAM McCUTCHEN LLP